Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-85556, No. 333-07409 and No. 333-13887) and in
the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-11391 and No. 333-23317) of Oryx Technology Corp. of our report dated May 16, 1997, except for Note 14, which is as of May 29, 1997, appearing on page F-2 of this Annual Report on Form 10-KSB/A1 for the year ended February 28, 1997.




PRICE WATERHOUSE LLP
San Jose, California
May 29, 1997